Exhibit 99.1

Illumina Reports Financial Results for Second Quarter 2011

San Diego, Calif., July 26, 2011 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of 2011.

Second quarter 2011 results include:

•	Revenue of $287.5 million, a 36% increase over the $212.0 million reported in the second quarter of 2010.

•

GAAP net income of $30.6 million, or $0.22 per diluted share, compared to net income of $29.8 million, or $0.21 per diluted share, for the second quarter of 2010. This represents a 4% increase to GAAP earnings per diluted share.

•

Non-GAAP net income of $52.5 million, or $0.38 per diluted share, compared to $34.0 million, or $0.26 per diluted share, for the second quarter of 2010 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income”). This represents a 46% increase to non-GAAP earnings per diluted share.

Gross margin in the second quarter of 2011 was 67.3% compared to 68.9% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation and the amortization of acquired intangibles, non-GAAP gross margin was 69.0% for the second quarter of 2011 compared to 70.3% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2011 were $50.8 million compared to $43.7 million in the second quarter of 2010. R&D expenses included $8.5 million and $6.0 million of non-cash stock compensation expense in the second quarters of 2011 and 2010, respectively. Excluding these charges and contingent compensation expense, R&D expenses as a percentage of revenue were 14.1% compared to 17.3% in the prior year period.

Selling, general and administrative (SG&A) expenses for the second quarter of 2011 were $69.2 million compared to $53.1 million for the second quarter of 2010. SG&A expenses included $13.3 million and $9.4 million of non-cash stock compensation expense in the second quarters of 2011 and 2010, respectively. SG&A expenses also included contingent compensation expense and amortization of acquired intangibles in the second quarter of 2011. Excluding these charges, SG&A expenses as a percentage of revenue were 19.1% compared to 20.6% in the prior year period.

The company generated $71.2 million in cash flow from operations during the second quarter of 2011 compared to $77.2 million in the prior year period. Depreciation and amortization expenses were $16.5 million and capital expenditures were $16.2 million during the second quarter. The company ended the second quarter with $1.2 billion in cash and short-term investments compared to $894.3 million as of January 2, 2011.

Highlights since our last earnings release

•

Commenced early access shipments of MiSeq, a low-cost personal sequencing system that provides individual researchers a platform with rapid turnaround time, unmatched accuracy, and radically improved ease of use.

•	Commenced commercial shipments of our TruSeq SBS Kit V3, delivering a three-fold improvement to approximately 600G of output per run and improving accuracy.

•	Commenced shipment of the HumanOmni5-Quad BeadChip, a four-sample microarray that can genotype up to 5 million markers per sample.

•

Announced the University of Washington Department of Genome Sciences joined the IGN and reduced the price for sequencing whole human genomes through the Illumina Genome Network (IGN) to $5,000 per genome for projects of ten samples or more, and $4,000 for projects of 50 samples or more.

•

Adjusted the price of our Individual Genome Sequencing (IGS) service to $9,500 for consumers, $7,500 for patients with a life-threatening illness, and $10,000 for cancer patients requiring a tumor-normal pair.

•	Announced the availability of new TruSeq Custom Enrichment kits, which enable researchers to economically design and target genomic regions of interest.

•	Announced the company has been selected as a preferred service provider for Cancer Research UK, the world’s leading cancer charity, to sequence up to 1,500 whole human genome samples.

Financial outlook and guidance

The non-GAAP financial guidance discussed below excludes the following items (see the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of these GAAP and non-GAAP financial measures):

•	Charges associated with relocating the company’s corporate headquarters.

•	Loss on the extinguishment of debt.

•	Non-cash interest expense and the double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.

•	Amortization of acquired intangible assets.

•	Contingent compensation expense.

•	Acquisition related expenses.

As a result of the Company’s financial performance in the first half of the year we are updating our financial guidance. We now expect:

•	Revenue growth for fiscal 2011 of approximately 24-26% from fiscal 2010 revenue of $902.7 million.

•	For the year, gross margin is expected to range from 69.0-70.0%.

•	Non-GAAP earnings per diluted share to grow 33-36% from 2010 non-GAAP earnings per diluted share of $1.06.

Quarterly conference call information

The conference call will begin at 1:30 pm Pacific Time (4:30 pm Eastern Time) on Tuesday, July 26, 2011. Interested parties may listen to the call by dialing 866-770-7146 (passcode: 43976139), or if outside North America, by dialing +1-617-213-8068 (passcode: 43976139). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 4:30pm Pacific Time (7:30pm Eastern Time) on July 26, 2011 through August 2, 2011 by dialing 888-286-8010 (passcode: 20537846), or if outside North America, by dialing +1-617-801-6888 (passcode: 20537846).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include substantial non-cash and other charges related to stock compensation expense, loss on the extinguishment of convertible debt, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, in-process research and development and contingent compensation expense, amortization expense related to acquired intangible assets, headquarter relocation expense, changes in the fair value of contingent consideration, a gain on the acquisition of an investee accounted for using the cost method of accounting prior to acquisition, and acquisition related transaction expenses. Per share amounts also include the double dilution associated with the accounting treatment of the company’s 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these charges and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, and (iii) reductions in the funding levels to our primary customers, including as the result of timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.

# # #

Investors:

Kevin Williams, MD

Investor Relations

858-332-4989

kwilliams@illumina.com

or

Media:

Laura Trotter

Public Relations

858-882-6822

PR@illumina.com

Illumina, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	July 3, 2011	January 2, 2011
	(unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$261,084	$248,947
Short-term investments	972,830	645,342
Accounts receivable, net	193,431	165,598
Inventory, net	142,583	142,211
Deferred tax assets, current portion	22,450	19,378
Prepaid expenses and other current assets	30,937	36,922

Total current assets	1,623,315	1,258,398

Property and equipment, net	129,762	129,874
Goodwill	321,853	278,206
Intangible assets, net	112,708	91,462
Deferred tax assets, long-term portion	16,990	39,497
Other assets	52,358	41,676

Total assets	$2,256,986	$1,839,113

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$58,270	$66,744
Accrued liabilities	185,536	156,164
Long-term debt, current portion	40,649	311,609

Total current liabilities	284,455	534,517

Long-term debt	757,274	—
Other long-term liabilities	38,512	28,531
Conversion option subject to cash settlement	8,441	78,390
Stockholders’ equity	1,168,304	1,197,675

Total liabilities and stockholders’ equity	$2,256,986	$1,839,113

Illumina, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Revenue:
Product revenue	$269,871	$198,538	$536,588	$372,217
Service and other revenue	17,579	13,465	33,377	31,917

Total revenue	287,450	212,003	569,965	404,134

Cost of Revenue:
Cost of product revenue (a)	84,518	59,627	169,955	112,566
Cost of service and other revenue (a)	6,541	4,690	12,593	10,084
Amortization of acquired intangible assets	3,035	1,595	6,020	3,215

Total cost of revenue	94,094	65,912	188,568	125,865

Gross profit	193,356	146,091	381,397	278,269

Operating Expenses:
Research and development (a)	50,801	43,667	101,001	87,343
Selling, general and administrative (a)	69,233	53,135	134,894	103,414
Acquisition related expense, net	4,770	1,861	5,040	1,861
Headquarter relocation expense	2,542	—	5,064	—

Total operating expenses	127,346	98,663	245,999	192,618

Income from operations	66,010	47,428	135,398	85,651

Other expense, net	(16,986)	(902)	(50,366)	(5,765)

Income before income taxes	49,024	46,526	85,032	79,886
Provision for income taxes	18,404	16,730	30,275	28,882

Net income	$30,620	$29,796	$54,757	$51,004

Net income per basic share	$0.25	$0.24	$0.44	$0.42

Net income per diluted share	$0.22	$0.21	$0.37	$0.37

Shares used in calculating basic net income per share	123,456	123,095	124,987	121,882

Shares used in calculating diluted net income per share	141,765	140,951	147,447	138,682

(a)	Includes total stock-based compensation expense for stock based awards:

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Cost of product revenue	$1,800	$1,301	$3,312	$2,510
Cost of service and other revenue	132	$146	342	$257
Research and development	8,461	$6,032	16,188	$11,930
Selling, general and administrative	13,273	$9,366	25,863	$19,147

Stock-based compensation expense before taxes	$23,666	$16,845	$45,705	$33,844

Illumina, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Net cash provided by operating activities	$71,220	$77,199	$159,798	$136,264
Net cash used in investing activities	(272,264)	(96,460)	(425,140)	(121,124)
Net cash provided by financing activities	51,517	43,216	276,998	77,522
Effect of exchange rate changes on cash and cash equivalents	270	7	481	(108)

Net (decrease) increase in cash and cash equivalents	(149,257)	23,962	12,137	92,554
Cash and cash equivalents, beginning of period	410,341	213,225	248,947	144,633

Cash and cash equivalents, end of period	$261,084	$237,187	$261,084	$237,187

Calculation of free cash flow (a):
Net cash provided by operating activities	$71,220	$77,199	$159,798	$136,264
Purchases of property and equipment	(16,203)	(13,142)	(28,503)	(24,322)

Free cash flow	$55,017	$64,057	$131,295	$111,942

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.

Results of Operations - Non-GAAP

(In thousands, except per share amounts)

(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
GAAP net income per share - diluted	$0.22	$0.21	$0.37	$0.37
Pro forma impact of weighted average shares (a)	0.01	0.02	0.03	0.01
Adjustments to net income:
Loss on extinguishment of debt	0.07	—	0.26	—
Non-cash interest expense (b)	0.06	0.04	0.10	0.08
Acquisition related expense (gain), net (c)	0.03	(0.01)	0.04	(0.01)
Amortization of acquired intangible assets	0.02	0.01	0.04	0.03
Contingent compensation expense (d)	0.02	0.01	0.03	0.02
Headquarter relocation expense (e)	0.02	—	0.04	—
Incremental non-GAAP tax expense (f)	(0.07)	(0.02)	(0.18)	(0.04)

Non-GAAP net income per share - diluted (g)	$0.38	$0.26	$0.73	$0.46

Shares used in calculating non-GAAP diluted net income per share	139,357	132,547	140,767	130,757

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

GAAP net income	$30,620	$29,796	$54,757	$51,004
Loss on extinguishment of debt	9,679	—	36,856	—
Non-cash interest expense (b)	8,252	5,156	14,753	10,210
Acquisition related expense (gain), net (c)	4,770	(1,053)	5,040	(1,053)
Amortization of acquired intangible assets	3,328	1,595	6,313	3,215
Contingent compensation expense (d)	2,706	919	4,830	1,838
Headquarter relocation expense (e)	2,542	—	5,064	—
Incremental non-GAAP tax expense (f)	(9,407)	(2,377)	(24,856)	(4,620)

Non-GAAP net income (g)	$52,490	$34,036	$102,757	$60,594

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:

Weighted average shares used in calculation of GAAP diluted net income per share	141,765	140,951	147,447	138,682
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(2,408)	(8,404)	(6,680)	(7,925)

Weighted average shares used in calculation of Non-GAAP diluted net income per share	139,357	132,547	140,767	130,757

(a)	Pro forma impact of weighted average shares represents the impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.
(b)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c)	Acquisition related expense (gain), net includes an acquired in-process research and development charge of $5.4 million in Q2 2011 related to a milestone payment for a prior acquisition, offset by a loss of $0.3 million in Q1 2011 and a gain of $0.7 million in Q2 2011 recorded for changes in fair value of contingent consideration. Prior year adjustments include a gain on acquisition of $2.9 million recorded in Q2 2010 for the difference between the carrying value of a cost method investment prior to acquisition and the fair value of that investment at the time of acquisition, an acquired in-process research and development charge of $1.3 million in Q2 2010 and acquisition expense of $0.5 million in Q2 2010.
(d)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(e)	Headquarter relocation expense in Q2 2011 and the first half of 2011 represents accelerated depreciation expense recorded in anticipation of the exit of our current headquarter facilities. During 2011, we expect to incur additional headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as a cease-use loss upon vacating our current headquarters, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.
(f)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.
(g)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.

Results of Operations - Non-GAAP (continued)

(Dollars in thousands)

(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Six Months Ended
	July 3, 2011		July 4, 2010		July 3, 2011		July 4, 2010
GAAP gross profit	$193,356	67.3%	$146,091	68.9%	$381,397	66.9%	$278,269	68.9%
Stock-based compensation expense	1,932	0.7%	1,447	0.7%	3,654	0.6%	2,767	0.7%
Amortization of acquired intangible assets	3,035	1.1%	1,595	0.8%	6,020	1.1%	3,215	0.8%

Non-GAAP gross profit	$198,323	69.0%	$149,133	70.3%	$391,071	68.6%	$284,251	70.3%

Research and development expense	$50,801	17.7%	$43,667	20.6%	$101,001	17.7%	$87,343	21.6%
Stock-based compensation expense	(8,461)	(2.9%)	(6,032)	(2.8%)	(16,188)	(2.8%)	(11,930)	(3.0%)
Contingent compensation expense (a)	(1,855)	(0.6%)	(919)	(0.4%)	(3,292)	(0.6%)	(1,838)	(0.5%)

Non-GAAP research and development expense	$40,485	14.1%	$36,716	17.3%	$81,521	14.3%	$73,575	18.2%

Selling, general and administrative expense	$69,233	24.1%	$53,135	25.1%	$134,894	23.7%	$103,414	25.6%
Stock-based compensation expense	(13,273)	(4.6%)	(9,366)	(4.4%)	(25,863)	(4.5%)	(19,147)	(4.7%)
Contingent compensation expense (a)	(851)	(0.3%)	—	—	(1,538)	(0.3%)	—	—
Amortization of acquired intangible assets	(293)	(0.1%)	—	—	(293)	(0.1%)	—	—

Non-GAAP selling, general and administrative expense	$54,816	19.1%	$43,769	20.6%	$107,200	18.8%	$84,267	20.9%

GAAP operating profit	$66,010	23.0%	$47,428	22.4%	$135,398	23.8%	$85,651	21.2%
Stock-based compensation expense	23,666	8.2%	16,845	7.9%	45,705	8.0%	33,844	8.4%
Acquisition related expense, net (b)	4,770	1.7%	1,861	0.9%	5,040	0.9%	1,861	0.5%
Amortization of acquired intangible assets	3,328	1.1%	1,595	0.8%	6,313	1.1%	3,215	0.8%
Contingent compensation expense (a)	2,706	0.7%	919	0.4%	4,830	0.8%	1,838	0.5%
Headquarter relocation expense (c)	2,542	0.9%	—	—	5,064	0.9%	—	—

Non-GAAP operating profit (d)	$103,022	35.8%	$68,648	32.4%	$202,350	35.5%	$126,409	31.3%

GAAP other expense, net	$(16,986)	(5.9%)	$(902)	(0.4%)	$(50,366)	(8.8%)	$(5,765)	(1.4%)
Loss on extinguishment of debt	9,679	3.4%	—	—	36,856	6.5%	—	—
Acquisition related gain (b)	—	—	(2,914)	(1.4%)	—	—	(2,914)	(0.7%)
Non-cash interest expense (e)	8,252	2.9%	5,156	2.4%	14,753	2.6%	10,210	2.5%

Non-GAAP other income, net (d)	$945	0.3%	$1,340	0.6%	$1,243	0.2%	$1,531	0.4%

(a)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(b)	Acquisition related expense, net includes an acquired in-process research and development charge of $5.4 million in Q2 2011 related to a milestone payment for a prior acquisition, offset by a loss of $0.3 million in Q1 2011 and a gain of $0.7 million in Q2 2011 recorded for changes in fair value of contingent consideration. Acquisition related expense, net in prior year periods include an acquired in-process research and development charge of $1.3 million in Q2 2010 and acquisition expense of $0.5 million in Q2 2010. Acquisition related gain in prior year represents a gain on acquisition of $2.9 million recorded in Q2 2010 for the difference between the carrying value of a cost method investment prior to acquisition and the fair value of that investment at the time of acquisition.
(c)	Headquarter relocation expense in Q2 2011 and the first half of 2011 represents accelerated depreciation expense recorded in anticipation of the exit of our current headquarter facilities. During 2011, we expect to incur additional headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as a cease-use loss upon vacating our current headquarters, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.
(d)	Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.
(e)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of July 26, 2011. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s Form 10-K for the fiscal year ended January 2, 2011, the company’s Form 10-Q for the fiscal quarter ended April 3, 2011, and the company’s Form 10-Q for the fiscal quarter ended July 3, 2011 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share

Fiscal Year 2011

Non-GAAP	$1.41 - $1.44

Headquarter relocation expense (a)	(0.24)

Loss on extinguishment of debt	(0.17)

Non-cash interest expense (b)	(0.14)

Amortization of intangible assets	(0.06)

Contingent compensation expense (c)	(0.04)

Acquisition related expense, net (d)	(0.02)

Pro forma impact of weighted average shares (e)	(0.01)

GAAP	$0.73 - $0.76

(a)	Under the terms of a lease agreement executed by the company in Q4 2010, the company’s headquarters will move to a new location during the second half of 2011. We expect to incur headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as a cease-use loss upon vacating our current headquarters, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.
(b)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(d)	Acquisition related expense, net includes an acquired in-process research and development charge related to a milestone payment for a prior acquisition and net changes in fair value of contingent consideration.
(e)	Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.